Exhibit 10.3

JBT CORPORATION

RETIREE WELFARE BENEFITS PLAN

(As Amended and Restated, Effective January 1, 2016)

i

TABLE OF CONTENTS

(CONTINUED)

ii

JBT CORPORATION

RETIREE WELFARE BENEFITS PLAN

SECTION 1

DEFINITION AND PURPOSE OF PLAN

1.1     Definition of Plan

John Bean Technologies Corporation (the “Company”) hereby amends and restates the “JBT Corporation Retiree Welfare Benefits Plan” (the “Plan”), effective January 1, 2016, which shall consist of the provisions contained herein. The most current provisions describing claims administration, benefits, and eligibility are described in the insurance contracts, and the most current summary plan descriptions (SPDs) and employee booklets, which are incorporated herein by this reference. The Plan provides life insurance benefits.

1.2     Purpose

The Plan is intended to constitute an employee welfare benefit plan as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and as such, to provide the Employer’s Eligible Retirees with the benefits described in Section 6. The Plan shall be administered for the exclusive benefit of Eligible Retirees solely to provide such benefits in accordance with the provisions of the Plan.

SECTION 2

DEFINITIONS

2.1     Benefit Plans

The term “Benefit Plans” shall mean the employee welfare benefit programs offered through this Plan, as listed from time to time in Appendix A.

2.2     Benefit Plan Material

The term “Benefit Plan Material” shall mean the SPDs and employee booklets, insurance contracts, and any other material with respect to the Benefit Plans.

2.3     Code

The term “Code” shall mean the Internal Revenue Code of 1986, as amended.

2.4     Eligible Retiree

The term “Eligible Retiree” shall mean those Retirees described in Section 3.1 of the Plan.

2.5     Employee

The term “Employee” shall mean a common law employee of the Employer. The term “Employee” shall exclude leased employees within the meaning of Code section 414(n).

2.6     Employer

The term “Employer” shall mean John Bean Technologies Corporation (the “Company”) and any business, trade, etc. which is under common control (within the meaning of Code Sections 414(b) and (c)), any member of an affiliated service group within the meaning of Code Section 414(m) and any other entity required to be aggregated pursuant to regulations under Code Section 414(o) which, with the consent of the Company, adopts the Plan.

2.7     Participant

The term “Participant” shall mean an Eligible Retiree thereof who is covered under the Plan pursuant to Section 3.

2.8     Plan

The term “Plan” shall mean the JBT Corporation Retiree Welfare Benefits Plan, as amended and restated, effective January 1, 2016, and as may be further amended from time to time.

2.9     Plan Administrator

The term “Plan Administrator” shall mean the Company or the person or persons appointed by the Company to administer the Plan. The Company appoints the Employee Benefits Plan Committee of JBT Corporation to serve as Plan Administrator of the Plan.

2.10     Plan Year

The term “Plan Year” shall mean the twelve-month period beginning on each January 1st and ending on each December 31 thereafter, provided the first Plan Year shall be a short Plan Year commencing June 1, 2008 and ending December 31, 2008.

2.11     Retiree

The term “Retiree” shall mean an Employee who has retired from employment with the Employer.

2.12     Spouse

The term “Spouse” shall mean the person to whom the Participant is legally married. Notwithstanding the preceding sentence, the term Spouse shall not include an individual legally separated from a Participant under a decree of legal separation .

SECTION 3

PARTICIPATION: ELIGIBILITY,
ENROLLMENT and ELECTION CHANGES

3.1     Eligibility

Each Retiree of the Employer who satisfies the eligibility requirements set forth in a Benefit Plan shall be eligible to participate in this Plan as a result of their participation in such Benefit Plan. Notwithstanding any provision of the Plan to the contrary, effective January 1, 2011, any Employee who meets the criteria set forth in clause (i), (ii) or (iii) below shall not be eligible to participate in the Plan upon retirement: (i) becomes employed or re-employed by the Company in the Airport Services division of the Company on or after January 1, 2011 at one of the Company’s Airport Services division locations listed in Appendix B and is not a “prevailing wage” or “living wage” employee; (ii) is employed by the Company in the Airport Services division of the Company under Prevailing or Responsible Wage conditions on or after January 1, 2011 at one of the Company’s Airport Services division locations listed in Appendix B (a “prevailing wage employee”); or (iii) is employed by the Company in the Airport Services division of the Company under living wage conditions on or after January 1, 2011 at one of the Company’s Airport Services division locations listed in Appendix B (a “living wage employee”).

3.2     Participation

The terms and conditions for the enrollment procedures and the period during which benefits continue in any Benefit Plan shall be as provided in the applicable Benefit Plan Material. Participation in the Plan commences when an individual first becomes covered under any Benefit Plan. In the absence of any such terms and conditions, the following shall apply:

(a)     In order for an Eligible Retiree, if any, to become covered under a Benefit Plan under the Plan, the Eligible Retiree must elect to enroll himself in such Benefit Plan within thirty-one (31) days from his Plan eligibility date and by agreeing to make contributions for the Benefit Plan as required by the Employer; and

(b)     Notwithstanding the above to the contrary, to the extent required under the applicable insurance requested, in order for an Eligible Retiree to become covered under the applicable Benefit Plan, such Eligible Retiree must show evidence of insurability.

3.3     Termination of Participation

A Participant’s participation in the Plan shall terminate on the date he or she is no longer eligible to participate in any Benefit Plan, as follows:

Coverage of a Retiree under the Plan shall automatically terminate as of the earliest of:

(a)     The date on which the Retiree revokes his election of a Benefit Plan;

(b)     The thirtieth (30th) day after the date on which any required Retiree contributions were due and not paid, provided, such coverage will be retroactively terminated on such 30th day to the first date for which Retiree contributions were due but not paid; or

(c)     The date the Retiree is not covered because the provisions of the Plan terminate, or are amended to preclude coverage.

SECTION 4

FUNDING AND CONTRIBUTIONS

4.1     Establishment of Funding Policy

(a)     The Company shall establish and carry out with respect to each Benefit Plan a funding policy and method consistent with the objectives of the Benefit Plans and the requirements of Title I of ERISA. The funding policy for any particular Benefit Plan may call for the Company to purchase and hold insurance contracts and policies to provide some or all of the benefits; for all or a part of the benefits provided to be paid from the general assets of the Company; or for all or part of the benefits provided to be funded by Participant contributions.

(b)     The funding policy of any particular Benefit Plan may be amended by the Company from time to time.

4.2     Participant Contributions

The amount of contributions, if any, required from Participants under the Benefit Plans shall be determined from time to time by the Company. Participants shall be advised of any changes in the amount of Participant contributions prior to the effective date of any such change. Participants and beneficiaries shall not be entitled to any interest on any amounts contributed pursuant to the Plan.

4.3     Employer Contributions

The Employer shall make such contributions in the time and manner it shall deem appropriate or as shall be required by applicable law.

4.4     Policy Dividends and/or Refunds

4.5     Due to the funding policy as provided in this Section 4, the Company shall be entitled to retain any policy dividend or refund, or portion thereof, it receives from any insurance company or any other organizations or individuals, that exceeds the amount necessary to fund the benefits provided by any particular Benefit Plan and Benefit Plan expenses, except to the extent that amounts received exceed the Employer’s contributions to that Benefit Plan for the period in questionNo Right to Assets

No Participant or beneficiary shall have any right to, interests in or claim for any particular assets of the Employer, the Plan, any Benefit Plan or any underlying contract, trust or other vehicle for purposes of satisfying any benefits due such individual.

SECTION 5

PLAN ADMINISTRATION

5.1     Responsibilities of Named Fiduciaries

(a)     The Plan Administrator, as named fiduciary, shall be responsible for the administration and operation of the Plan. As a fiduciary, the Plan Administrator and any other person to whom any fiduciary responsibilities are allocated or delegated hereunder shall discharge all duties with respect to the Plan solely in the interest of the Participants and (i) for the exclusive purpose of providing benefits to Participants and defraying the reasonable expense of administering the Plan; (ii) with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct or an enterprise of a like character and with like aims; and (iii) in accordance with the terms of the Plan and applicable law.

(b)     Except to the extent provided in Section 405 of ERISA, no fiduciary under the Plan shall be liable for any act or omission of any other fiduciary hereunder except to the extent that (i) such fiduciary participates knowingly in or knowingly undertakes to conceal an act or omission of such other person, knowing such act or omission is a breach of such other person’s fiduciary duty; (ii) such fiduciary by his failure to carry out his own duties in accordance with the standards set forth in subsection (a) above has enabled such other person to commit a breach; or (iii) such fiduciary has knowledge of a breach by such other person and fails to take reasonable efforts under the circumstances to remedy such breach.

5.2     Plan Administrator

(a)     The Plan Administrator is a named fiduciary that has the absolute discretionary authority to control and manage the operation and administration of the Plan and the Benefit Plans. The Plan Administrator shall be the agent for the service of legal process for the Plan and shall have the following duties in addition to any other duties set forth elsewhere in the Plan:

(i)     Reports. The Plan Administrator shall file all reports to governmental agencies and shall provide Participants with all required notices, reports and information.

(ii)     Recordkeeping. The Plan Administrator shall maintain all required records.

(iii)     Eligibility and Benefit Determination. The Plan Administrator shall have the primary responsibility to administer the Plan in accordance with its terms and shall have the power and discretion to construe the terms of the Plan and to determine all questions arising in connection with the administration, interpretation and application of the Plan, including without limitation, the discretion to determine all questions relating to the eligibility to participate and receive benefits under the Plan. All claims for eligibility to participate or the payment of benefits hereunder shall be submitted in accordance with the claim procedures set forth in Section 6 of the Plan.

(iv)     Administration. The Plan Administrator may establish procedures, correct any defect, supply any information, waive Plan cost containment provisions or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable, in the sole discretion of the Plan Administrator, to carry out the purpose of the Plan; provided, however, that any procedure, discretionary act, interpretation or construction shall be done in a nondiscriminatory manner based upon uniform principles consistently applied.

(b)     Notwithstanding the provisions of Subsection 5.2(a), any insurance company issuing an insurance contract shall have sole discretion with respect to the matters for which it is made responsible under such insurance contract and, to the extent required by ERISA, shall acknowledge in writing that it is a fiduciary with respect to those responsibilities.

(c)     The discretionary authority of the below named fiduciaries shall include, but not be limited to, the following:

The insurance company shall have sole discretion, with respect to the Plan’s insured benefits, to determine eligibility for participation (to the extent such eligibility has not been determined by the Employer), coverage, payment of benefits, and all such other determinations set forth in the insurance contract.

(d)     Each named fiduciary shall be deemed to have properly exercised its authority unless it has abused its discretion hereunder by acting arbitrarily or capriciously.

(e)     The Plan Administrator may delegate in writing any of his responsibilities under the Plan to another person or persons. Notice of any such delegation shall be given to the board of directors of the Company. Without limitation of the preceding sentences, the Plan Administrator may appoint such third-party administration service providers, agents, counsel, accountants, consultants, actuaries and other entities as it deems necessary and appropriate to assist in the administration of the Plan.

5.3     Indemnification

To the extent permitted by law, any employees or officers of the Employer shall be indemnified by the Employer against any and all liabilities, losses, damages, costs, and expenses (including legal fees claims, and expenses) which may be imposed on, incurred by, or asserted against the Employer by reason of the acts or omissions relating to the Plan, except for any willful violation of law or willful breach of duty to the Plan.

5.4     Bonding and Insurance

To the extent required by law, with respect to benefits subject to ERISA, every fiduciary of the Plan and every person handling Plan funds shall be bonded. The Plan Administrator shall take such steps as are necessary to assure compliance with applicable bonding requirements. The Plan Administrator may apply for and obtain fiduciary liability insurance insuring the Plan against damages by reason of breach of fiduciary responsibility at the Plan’s expense and insuring each fiduciary against liability to the extent permissible by law at the Employer’s expense.

SECTION 6

BENEFITS AND CLAIMS

6.1     Benefits

The Benefit Plans listed in Appendix A as may be revised from time to time by the Company without amendment hereof shall constitute a part of this Plan. Except as otherwise directed by the Plan Administrator, benefits under any Benefit Plan shall be paid by the Employer or the insurance company, as applicable. The benefits payable under the Benefit Plans and the conditions for receipt of such benefits are specified in the Benefit Plans and the Benefit Plan Materials. Except to the extent specifically provided in the Benefit Plan, no Participant or beneficiary is vested in any coverage or benefits under a Benefit Plan.

6.2     Payment of Claims to Others

If the Plan Administrator or insurance company determines in its sole discretion that any person to which any amount is payable under the Plan is unable to care for his affairs because of sickness or injury or is a minor or has died, then any payment due him or his estate (unless a prior claim therefore has been made by a duly appointed legal representative) may, if the Plan Administrator or insurance company so elects, be paid to his spouse, a dependent child, a relative, an institution maintaining or having custody of such person, or any other person deemed by the Plan Administrator or insurance company to be a proper recipient on behalf of such person otherwise entitled to payment in accordance with the terms of such Benefit Plan. The Plan Administrator or insurance company shall, however, not be under any affirmative obligation to investigate whether a person is or is not capable of caring for his or her affairs. Any such payment shall be a complete discharge of the liability of the Plan.

6.3     Claims Information

Each covered person shall provide to the Plan Administrator or insurance company such pertinent information concerning himself, the expenses for which a claim has been filed, benefits payable under other plans and such other information as the Plan Administrator or insurance company may specify or as required by the Benefit Plan, and no covered person or other person shall have any rights or be entitled to any benefits under the Benefit Plan or Plan unless such information is filed by or with respect to him. Such information must be provided to the Plan Administrator or insurance company within the time periods and other guidelines provided in the Benefit Plan Material.

6.4     Benefits of Unlocated Persons

If the Plan Administrator or insurance company cannot ascertain the whereabouts of any person to whom a payment is due under a Benefit Plan, and if, after three months from the date such payment is due, a notice of such payment due is mailed to the last known address of such person, as shown on the records of the Plan Administrator or insurance company, and within three months after such mailing such person has not made written claim therefore, the Plan Administrator or insurance company if it so elects, may direct that such payment and all remaining payments otherwise due to such person be canceled, and upon such cancellation, the Benefit Plan and the Plan shall have no further liability therefore.

6.5     Acts of Third Parties

(a)     Right of First Reimbursement. To the extent that benefits have been or are expected to be paid under the Plan in connection with injuries resulting from the act or omission of a third party and the Participant collects payment from such third party, the Participant may be required to reimburse the Plan for the full amount of benefits paid under the Plan or the full amount collected from the third party, if less, as provided in the Benefit Plan Material. The Plan shall retain the right of first reimbursement out of any recovery the Participant obtains regardless of whether or not the Participant is made whole.

(b)     Subrogation. In addition to the foregoing right of first reimbursement, to the extent permitted by applicable law, the Plan may seek payment directly or indirectly from a third party who is liable to a Participant in connection with injuries resulting from the act or omission of the third party. The amount of any payment sought from such third party shall be equal to the amount of benefits previously paid to the Participant by the Plan on account of such injuries regardless of whether or not the Participant is made whole.

6.6     Claims Procedures

(a)     This Section 6.6 shall be effective for claims filed under the Plan. Except to the extent that either (1) any Benefit Plan provides otherwise, (2) Section 5 of the Plan provides otherwise, or (3) the Plan Administrator, pursuant to Section 5 delegates claims fiduciary authority to another person or entity, the Plan Administrator shall be responsible for making all determinations as to the rights of any Participant or any beneficiary to receive amounts under the Plan. The term Plan Administrator, as used herein, shall include any individual or entity that serves as claims fiduciary under the Plan.

(b)     If a claim for benefits under the Plan, is wholly or partially denied, notice of the decision shall be furnished to the claimant within a reasonable period of time, not to exceed 90 days after receipt of the claim by the Plan Administrator, unless special circumstances require an extension of time for processing the claim. If such an extension of time is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 90-day period. In no event shall such extension exceed a period of 90 days from the end of such initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date on which the Plan Administrator expects to render a decision.

(c)     The Plan Administrator shall provide every claimant who is denied a claim for benefits, with a written notice setting forth, in a manner calculated to be understood by the claimant, the following:

(i)     a specific reason or reasons for the denial;

(ii)     specific reference to pertinent Plan or Benefit Plan provisions upon which the denial is based;

(iii)     a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

(iv)     an explanation of the Plan’s claims review procedure and the time limits applicable to such procedures, including a statement of the claimants right to bring a civil action under Section 502(a) of ERISA.

(d)     The purpose of the review procedure set forth in this Section 6.6 is to provide a procedure by which a claimant, under the Plan, may have reasonable opportunity to appeal a denial of a claim to the Plan Administrator for a full and fair review. To accomplish that purpose, the claimant, or his duly authorized representative may:

(i)     request review upon written application to the Plan Administrator;

(ii)     review and/or copy free of charge, pertinent Plan documents, records, and other information relevant to the claimant’s claim;

(iii)     submit issues and comments in writing; and

(iv)     submit documents, records and other information relating to the claim.

A claimant (or his duly authorized representative) shall request a review by filing a written application for review with the Plan Administrator. Requests for review of claims under the Plan and any Benefit Plan, must be made within 60 days after receipt by the claimant of written notice of the denial of his claim.

(e)     Decision on review of a denied claim shall be made in the following manner:

(i)     The decision on review shall be made by the Plan Administrator, who may, in its discretion, hold a hearing on the denied claim. The review shall take into account all comments, documents, records and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

(ii)     The Plan Administrator reviewing the claim denial shall hold regularly scheduled meetings at least quarterly;

(iii)     With respect to claims under a Benefit Plan, the Plan Administrator shall make its decision promptly, and not later than the date of the meeting of the Plan Administrator immediately following the receipt of the request for review, unless the request for review is received within 30 days of such meeting, in which case the decision shall be made no later than the second meeting following receipt of the request for review. If special circumstances require further extension of time for processing, a decision shall be rendered as soon as possible, but not later than the date of the third meeting of the Plan Administrator after receipt of the request for review. If such an extension of time for review is required, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension. Such notice of extension shall indicate the special circumstances requiring the extension of time and the date by which the Plan Administrator expects to render the determination on review.

(iv)     All decisions on review shall be in writing and shall be delivered to the claimant as soon as possible, but not later than 5 days after the claim determination is made. Such notice shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, with the specific reason or reasons for the denial of the claim, specific references to the pertinent Plan provisions on which the decision is based and a statement that the claimant is entitled to receive upon request and free of charge reasonable access to and copies of all documents, records and other information relevant to the claimant’s claim for benefits, as well as a statement of the claimant’s right to bring an action under Section 502(a) of ERISA.

(v)     In the event that the decision on review is not furnished within the time period set forth in Section 6.6(c)(ii), the claim shall be deemed denied on review.

SECTION 7

AMENDMENT AND TERMINATION

7.1     Amendment

The Company or its delegate may amend in writing any part or all of the Plan, any Benefit Plan or any contract providing benefits (with, if applicable, the agreement of the relevant insurance company) at any time or from time to time. The Company or its delegate may also remove or change any insurance company at any time and from time to time.

7.2     Termination

The Company or its delegate may terminate or partially terminate the Plan, any individual Benefit Plan, or discontinue Employer contributions to one or more Benefit Plans at any time.

7.3     Applicable Law

The Company or its delegate reserves the right to terminate or amend the Plan at any time if the Plan is deemed not to be in compliance with applicable law.

SECTION 8

MISCELLANEOUS

8.1     Proof of Age, Marriage and Dependent Status

Participants may be required to furnish satisfactory proof of age or marital status as a condition to maintain coverage under the Plan.

8.2     Workers' Compensation

The Plan is not in lieu of, and does not affect any requirement for coverage by, workers’ compensation insurance.

8.3     Nondiscrimination

The Plan Administrator shall take all steps it considers necessary or desirable to conform the operation of the Plan to the nondiscrimination requirements of the Code, if applicable, or other applicable law, and may unilaterally change or revoke an election by an Eligible Retiree for that purpose.

8.4     Notice

Any notice to be delivered under this Plan shall be given in writing and delivered, personally or by mail, postage prepaid, addressed to the Company (or the insurance company, as applicable and as described in the Benefit Plan Materials), the Participant, or any beneficiaries, as the case may be, at their last known address.

8.5     Employment Not Guaranteed

Nothing contained in the Plan, nor any action taken hereunder, shall be construed as a contract of employment, or as giving any Employee any right to be retained as an Employee of the Employer. The Employer reserves the right to terminate any Employee at any time in its sole discretion, with or without cause, except to the extent expressly provided otherwise in a written employment agreement between Employee and the Employer.

8.6     Captions

The captions of the sections of this Plan are for convenience only and shall not control the meaning or construction of any of its provisions.

8.7     Withholding of Taxes

To the extent required by law, the Employer may withhold from payments made pursuant to this Plan or otherwise all federal, state, local, or other taxes as shall be required with respect to any amounts paid or payable under this Plan or any Benefit Plan.

8.8     Assignment of Benefits

Except as may otherwise be required by law, or as otherwise specifically provided in the Plan, no amount payable at any time under the Plan shall be subject in any manner to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge or encumbrance of any kind, nor in any manner be subject to the debts or liabilities of any person. Any attempt to so alienate or subject any such amount, whether presently or thereafter payable, shall be void. If any person attempts to alienate, sell, transfer, assign, pledge, attach, charge or otherwise encumber any amount payable under the Plan, or any part thereof, or if by reason of his bankruptcy or other event happening at any such time, such amount would be made subject to his debts or liabilities or would otherwise not be enjoyed by him, then the Plan Administrator may direct that such amount be withheld and that the same or any part thereof be paid or applied to or for the benefit of such person, his spouse, dependent children or other dependents, or any of them, in such manner and proportion as the Plan Administrator may deem proper.

8.9     Correction of Errors

In the event an incorrect amount is paid to or on behalf of a Participant or beneficiary, any remaining payments may be adjusted to correct the error. The Plan Administrator may take such other action it deems necessary and equitable to correct any such error.

8.10     Severability of Provisions

If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provisions had not been included.

8.11     Governing Law

This Plan shall be construed and enforced in accordance with ERISA and, to the extent it is not preempted by ERISA, in accordance with the internal laws of the State of Illinois, without regard to any conflict of laws provisions.

8.12     No Waiver of Terms

No term, condition or provision of the Plan shall be deemed to have been waived, and there shall be no estoppel against the enforcement of any provision of the Plan, except by written agreement of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such wavier shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

8.13     Governing Provisions

In the event that there are inconsistencies between the provisions of this Plan document and the provisions of any Benefit Plan Material, the provisions appearing in this Plan document shall govern.

IN WITNESS WHEREOF, the Company has caused this Plan, as amended and restated, effective January 1, 2016, to be executed in its name and behalf on this 31st day of August, 2016.

JOHN BEAN TECHNOLOGIES CORPORATION

By:	/s/ Mark Montague

Its:	EVPHR

APPENDIX A
TO THE
JBT CORPORATION RETIREE
WELFARE BENEFITS PLAN
(Benefit Plans)

The Company maintains as part of the Plan such Benefit Plans listed from time to time in this Appendix A. The Benefit Plan Material then in effect associated with each Benefit Plan are hereby incorporated into and made a part of the Plan.

Life Insurance Plan

APPENDIX B

LIST OF AIRPORT SERVICES DIVISIONS

Name of Division Location	Effective Date	End Date	Prevailing Wage Employee (Y/N)	Living Wage Employee (Y/N)
LAX Terminal 6 (FFT AS LAX PW 50248)	January 1, 2011		Y	Y
Miami-Dade County (FFT AS MIAMI PW 50245)	January 1, 2011		Y	N
Orange County (FFT AS ORANGE CTY PW 50246)	January 1, 2011		Y	N
Long Beach (FFT AS Long Beach PW 50247)	January 1, 2011		Y	N
LAX Delta (FFT AS LAX DELTA 50249)	March 1, 2011		N	N
Cincinnati (FFT AS CINCINNATI LP 50250)	June 1, 2011		N	N
LAX Terminal 2 (FFT AS LAX2 LP 50251)	September 1, 2011		N	N
Houston Train (FFT AS HAS TRAIN LP 50253)	September 1, 2011		N	N
Chicago O’Hare (FFT AS CHI ORD LP 50252)	October 1, 2011		N	N

Firmwide:134880347.2 060104.1021